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                                                                    EXHIBIT 99.1
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                          SECURITIES PURCHASE AGREEMENT

         THIS SECURITIES PURCHASE AGREEMENT (the "Agreement") is entered into this 27th day of May, 2005, by and between MAS SERVICES, INC., a Delaware corporation ("MAS"), and Moonlight Investments Limited, a corporation incorporated under the laws of Mauritius ("Buyer") and STELLAR TECHNOLOGIES, INC., a Colorado corporation ("Stellar"). Stellar is a party to this Agreement only for the purposes of agreeing and acknowledging paragraph 7.

         WHEREAS, MAS owns 1,000,000 shares of the Common Stock of Stellar Technologies, Inc., a publicly traded corporation (the "Shares"); and

         WHEREAS, Buyer desires to purchase from MAS, and MAS desires to sell the Shares for the purchase price of $1,000,000 (the "Purchase Price").

         NOW, THEREFORE, in consideration of the premises hereof and the agreements set forth herein below, and for other good and valuable consideration, the receipt and sufficiency of which the parties hereto do hereby acknowledge, the parties hereto, intending to be legally bound hereby, agree as follows:

         1. Sale and Purchase of Shares. Subject to the terms and conditions hereof, MAS hereby sells and Buyer hereby purchases the Shares for the Purchase Price of $1,000,000. The Purchase Price shall be paid as follows:

                  (a) $1,000,000 at Closing;

         2. Closing. The purchase and sale of the Shares (the "Closing") shall take place at the offices of the MAS at 5633 Strand Boulevard, Suite 316, Naples, FL 34110, upon execution of this Agreement.

                  At the Closing, MAS will deliver 1,000,000 of the Shares, with a Medallion signature guaranteed stock power and Buyer shall deliver the $1,000,000 Purchase Price by wire transfer.

         3. Representations and Warranties of MAS. MAS represents and warrants to Buyer as follows:

                  (a) Binding Obligation. MAS has the legal power and authority to enter into and perform this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by and on behalf of MAS and constitutes a valid and legally binding obligation of MAS, enforceable against MAS in accordance with its terms.

                  (b) Title to the Shares. MAS is the sole record and beneficial owner of the Shares, free and clear of all liens and encumbrances of any kind and nature, any preemptive rights, co sale rights, rights of first refusal or any other rights of any kind or nature which limit, condition, or restrict in any way MAS's right to transfer and sell the Shares, with the exception of those restrictions imposed by Rule 144 of the Securities Act of 1933, as amended, if any. MAS has the sole power and authority to transfer the Shares.
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                  (c) Absence of Litigation. There is no litigation or
proceeding pending or, to the best knowledge of MAS, threatened, against MAS, which would have an effect on the validity or performance of this Agreement.

                  (d) No Brokers Fees. No person has or will receive from MAS, or to MAS's knowledge, from MAS or any other person, any compensation as a broker, finder, adviser or in any other capacity in connection with the purchase and sale of the Shares.

         6. Representations and Warranties of Buyer. Buyer hereby represents and warrants to MAS as follows:

                  (a) Binding Obligation. Buyer has the legal power and authority to enter into and perform this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by and on behalf of Buyer and constitutes a valid and legally binding obligation of Buyer, enforceable against Buyer in accordance with its terms.

                  (b) Absence of Litigation. There is no litigation or proceeding pending or, to the best knowledge of the Buyer, threatened, against Buyer which would have an effect on the validity or performance of this Agreement.

                  (c) Investment Intent. Buyer understands, acknowledges and represents that:

                           (i) The Shares have not been registered under the
Securities Act of 1933, as amended (the "Securities Act"), or under any state securities or blue sky laws and the transfer of the Shares is intended to be exempt from registration under the Securities Act based, in part, upon the representations, warranties and covenants of Buyer contained herein;

                           (ii) Neither the United States Securities and
Exchange Commission nor any state securities commission has approved the transfer of the Shares.

                           (iii) Buyer has such knowledge, sophistication and
experience in financial, tax and business matters in general, and investments in securities in particular, so that it is capable of evaluating the merits and risks of an investment in the Shares. Buyer has made such investigations in connection herewith as it has deemed necessary or desirable so as to make an informed investment decision without relying on MAS for legal or tax advice related to this investment and has had the opportunity to obtain additional information as desired in order to evaluate the merits of and the risks inherent in an investment in the Shares and has received all such information requested and has had all such questions answered to its satisfaction;

                           (iv) Buyer is an "Accredited Investor" as that term
is defined in the Securities Act and the rules and regulations promulgated thereunder;

                           (v) Buyer is purchasing the Shares in a private
transaction separately negotiated with MAS, for its own account, for investment purposes and not with a view to distribution and in electing to make such a purchase was unaware of, and did not rely on, and did not become aware of the offering of the Shares through or as a result of, any form of general solicitation or general advertising including, without limitation, any article, notice, advertisement or other communication published in any newspaper, magazine or similar media, or broadcast over television or radio, in connection with the offer and sale of the Shares;

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         7. Piggy-Back Registration Rights.

                  (a) Stellar shall advise the Buyer by written notice at least twenty (20) days prior to the filing of a registration statement under the 1933 Act (excluding registration on Forms S-8, S-4, or any successor forms thereto), covering securities of Stellar to be offered and sold by Stellar to the public generally and shall, upon the request of Buyer given at least five (5) days prior to the filing of such registration statement, include in any such registration statement such information as may be required to permit a public offering of the Shares. Stellar shall supply prospectuses, qualify the Shares for sale in such states as Stellar qualifies its securities generally and furnish indemnification in the manner as set forth in Subparagraph 16(c) hereafter, and use its best efforts to register or qualify such Shares under such other securities or blue sky laws of such jurisdictions as Holder reasonably requests (provided that Stellar shall not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this Subsection, (ii) subject itself to taxation in any such jurisdiction or (iii) consent to general service of process in any such jurisdiction). Stellar will be required to maintain the registration of the Shares made pursuant to this Subsection 16(a) for the earlier of (i) one year or
(ii) such time as the Shares may be sold without regard to applicable volume limitations under Rule 144 promulgated under the Act. Buyer shall furnish such information as may be reasonably requested by Stellar in order to include such Shares in the registration statement. In the event that any registration pursuant to this Subsection 16(a) shall be, in whole or in part, an underwritten public offering of Common Stock on behalf of Stellar, and the managing underwriter advises Stellar in writing that in its opinion the number of securities requested to be included in such registration exceeds the number which can be sold in an orderly manner in such offering within a price range acceptable to Stellar, Stellar shall include in such registration (i) first, the securities Stellar proposes to sell, and (ii) second, the Shares and any other shares eligible and requested to be included in such registration to the extent that the number of shares to be registered will not, in the opinion of the managing underwriter, adversely affect the offering of the securities pursuant to clause (i), pro rata among Buyer of such shares, including Buyer of the Shares, on the basis of the number of shares eligible for registration which are owned by all such holders. Notwithstanding the foregoing, Stellar may withdraw any registration statement referred to in this Section 7 16(a) without thereby incurring liability to Buyer of the Shares.

                  (b) Stellar shall bear the entire cost and expense of any registration of securities initiated by it under Subsection 16(a) notwithstanding that Shares subject to this Warrant may be included in any such registration. Buyer, whose Shares are included in any such registration statement pursuant to Subsection 16(a) shall, however, bear the fees of its own counsel and any transfer taxes or underwriting discounts or commissions applicable to the Shares sold by it pursuant thereto and bear any other costs imposed by applicable federal or state securities laws, rules or regulations.

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         8. Confidentiality. The existence and contents of this Agreement and the transactions contemplated hereby are confidential and shall not be disclosed to any person for any reason.

         9. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida without regard to conflict of laws principles.

         10. Sections and Other Headings. The section and other headings contained in this Agreement are for the convenience of reference only, do not constitute part of this Agreement or otherwise affect any of the provisions hereof.

         11. Entire Agreement. This Agreement represents the entire agreement between the parties with respect to the subject matter hereof and supersedes any and all prior and contemporaneously made written or oral agreements between the parties relating to the subject matter hereof.

         12. Counterpart Signatures. This Agreement may be delivered via facsimile and executed in counterpart both of which shall be deemed to be an original and to be one and the same instruction.

         IN WITNESS WHEREOF, intending to be legally bound, the parties hereto have executed this Agreement as of the date first above written.

                                        MAS SERVICES, INC.

                                        /s/ Richard Schmidt
                                        ----------------------------------------
                                        Richard Schmidt, President


                                        MOONLIGHT INVESTMENTS LIMITED

                                        /s/
                                        ----------------------------------------
                                                                     , President

                                        AGREED AND ACKNOWLEDGED THIS _____
                                        DAY OF MAY 2005

                                        STELLAR TECHNOLOGIES, INC.

                                        By:    /s/ Richard Schmidt
                                               ---------------------------------
                                               Richard Schmidt, CEO


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